UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2012

Mediacom Broadband LLC

Mediacom Broadband Corporation

(Exact name of registrants as specified in their charter)

Delaware Delaware	333-72440 333-82124-02	06-1615412 06-1630167
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(I.R.S. Employer Identification Nos.)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 695-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 14, 2012, Mediacom Broadband LLC and Mediacom Broadband Corporation (collectively, the “Companies”) announced the call for redemption of the entire principal amount of the Companies’ 8 1/2% Senior Notes due 2015 (the “8 1/2% Notes”) that remained outstanding following the expiration of a tender offer for the 8 1/2% Notes. In accordance with the redemption provisions of the 8 1/2% Notes and related indenture, the Notes were redeemed on October 15, 2012 (the “redemption date”) at a price equal to $1,014.17 for each $1,000 principal amount outstanding, or an aggregate redemption price of $431.2 million. The October 15, 2012 interest payment was made in the usual manner and interest on the 8 1/2% Notes will cease to accrue on and after the redemption date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 15, 2012
Mediacom Broadband LLC

		By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

Date:	October 15, 2012

Mediacom Broadband Corporation

		By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer